Exhibit 10.1 AMENDMENT NO. 1 TO THE COGNEX CORPORATION 2023 STOCK OPTION AND INCENTIVE PLAN WHEREAS, Cognex Corporation (the “Company”) maintains the Cognex Corporation 2023 Stock Option and Incentive Plan (the “Plan”), which was previously adopted by the Board of Directors of the Company (the “Board”) and approved by the shareholders of the Company; WHEREAS, the Board believes that the number of shares of common stock of the Company remaining available for issuance under the Plan has become insufficient for the Company’s anticipated future needs under the Plan; WHEREAS, the Board has determined that it is in the best interests of the Company to amend the Plan, subject to shareholder approval, to increase the aggregate number of shares of common stock available for issuance under the Plan by 4,600,000 shares; WHEREAS, Section 16 of the Plan provides that the Board may amend the Plan at any time, subject to certain conditions set forth therein; and WHEREAS, this Amendment will become effective upon approval by the Company’s shareholders at the Company’s 2026 Annual Meeting of Shareholders and if, for any reason, the Company’s shareholders fail to approve this Amendment, the existing Plan shall continue in full force and effect. NOW, THEREFORE: 1. Section 3(a) of the Plan is hereby deleted it in its entirety and replaced with the following: “(a) Stock Issuable. Subject to adjustment as provided in this Section 3, the maximum number of shares of Stock reserved and available for issuance under the Plan shall be the sum of (i) 12,700,000 (twelve million seven hundred thousand) shares, plus (ii) the number of Returning Shares, if any, as such shares become available from time to time. For purposes of this limitation, the shares of Stock underlying any awards under the Plan that are forfeited, canceled or otherwise terminated (other than by exercise) shall be added back to the shares of Stock available for issuance under the Plan and, to the extent permitted under Section 422 of the Code and the regulations promulgated thereunder, the shares of Stock that may be issued as Incentive Stock Options. Notwithstanding the foregoing, the following shares shall not be added to the shares authorized for grant under the Plan: (i) shares tendered or held back upon exercise of an Option or settlement of an Award to cover the exercise price or tax withholding, and (ii) shares subject to a Stock Appreciation Right that are not issued in connection with the stock settlement of the Stock Appreciation Right upon exercise thereof. In the event the Company repurchases shares of Stock on the open market, such shares shall not be added to the shares of Stock available for issuance under the Plan. Subject to such overall limitations, shares of Stock may be issued up to such maximum number pursuant to any type or types of Award; provided, however, that no more than 12,700,000 (twelve million seven hundred thousand) shares of the Stock may be issued in the form of Incentive Stock Options. The shares available for issuance under the Plan may be authorized but unissued shares of Stock or shares of Stock reacquired by the Company.” 2. Effective Date of Amendment. This Amendment to the Plan shall become effective upon the date that it is approved by the Company’s shareholders in accordance with applicable laws and regulations. 3. Other Provisions. Except as set forth above, all other provisions of the Plan shall remain unchanged. DATE APPROVED BY BOARD OF DIRECTORS: February 11, 2026 DATE APPROVED BY STOCKHOLDERS: April 29, 2026